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                                                                    EXHIBIT 10.3

                        PURCHASE AND SETTLEMENT AGREEMENT


 This Purchase and Settlement Agreement is entered into by and between WMS INDUSTRIES INC., a Delaware corporation (the "Company"), and LOUIS J. NICASTRO ("Grantee"), a Florida resident, as of May 7, 2003.


                                    RECITALS

        A. The Company has previously granted to Grantee 250,000 shares of its common stock, $.50 par value (the "Restricted Shares"), subject to certain vesting conditions set forth in a Restricted Stock Agreement dated March 1, 2002 (the "Restricted Stock Grant").

        B. The Board of Directors of the Company has determined as of the date hereof that (a) the Grantee has met the performance conditions for the vesting of the Restricted Shares and (b) the revisions to the Company's legacy operating system has been approved by gaming regulators in major jurisdictions and have reached an acceptable level of field performance, such that the only remaining condition for vesting of the Restricted Stock Grant is the occurrence of June 30, 2003.

        C. The Board of Directors of the Company has further determined that, based on the recent appreciation in the market price of the common stock of the Company and the corresponding increase in the compensation expense to the Company in connection with the vesting of the Restricted Shares, it is in the best interests of the Company to purchase Grantee's right to the Restricted Shares which are the subject of the Restricted Stock Grant at $14.00 per share, representing a discount of $0.50 per share from the market price of the common stock of the Company as of the close of business on May 6, 2003.

        D. The Company is willing to purchase and Grantee is willing to sell his rights under the Restricted Stock Grant on the terms set forth below.


                                    AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

        1. Purchase of Rights. Upon the terms and subject to the conditions set forth herein, Grantee hereby sells to the Company his rights to the Restricted Shares under the Restricted Stock Grant. In consideration for the Restricted Shares and the termination of Grantee's rights under the Restricted Stock Grant, the Company agrees to pay to Grantee an amount equal to Three Million Five Hundred Thousand Dollars ($3,500,000). Payment will be made within one (1) business day of the date hereof via wire transfer to an account in Grantee's name, as directed by Grantee.

        2. Return of Restricted Shares. Within one (1) business day of the date hereof, Grantee shall endorse the Restricted Shares to the Company and shall deliver to the Company the certificate(s) representing such Restricted Shares.

        3. Non-Solicitation and Non-Compete. Grantee agrees that, prior to June 30, 2010, he will not, directly or indirectly, without the prior written consent of the Company, induce or influence, or seek to induce or influence, any person who is engaged by the Company or any affiliate of the Company as an employee, agent, independent contractor or otherwise, to terminate his employment or engagement, nor shall he directly or indirectly, through any person, firm or corporation, employ or engage, or solicit for employment or engagement, or advise or recommend to any other person or entity that such person or entity employ or engage or solicit for employment or engagement, any person or entity employed or engaged by the Company or any affiliate of the Company. In addition, Grantee agrees that the non-compete provisions of paragraph 8(a) of the employment agreement dated September 2, 1999 between Grantee and the Company will continue in effect during Grantee's lifetime.

        4. Termination and Release of Restricted Stock Grant. Grantee hereby agrees to terminate the Restricted Stock Grant effective as of the date hereof and that such Grant will have no further force or effect. Grantee further releases and discharges the Company from all claims that Grantee has or may have had under the Restricted Stock Grant.



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IN WITNESS WHEREOF, the parties have executed this Purchase and Settlement
Agreement as of the date set forth above.


WMS INDUSTRIES INC.                             GRANTEE


By: /s/ Brian R. Gamache                        /s/ Louis J. Nicastro
    -----------------------                     --------------------------
    Brian R. Gamache                            Louis J. Nicastro
    President and Chief
    Executive Officer